Exhibit (n)

Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 6 to Registration Statement No. 811-09229 on Form N-2 of our report dated October 17, 2000, which appears in the Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc. for the year ended August 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement. We also consent to the use of our report dated September 29, 2000, to the Board of Trustees and Investors of Master Senior Floating Rate Trust, appearing in the Statement of Additional Information which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey December 20, 2000